Exhibit 4.2

PNM RESOURCES, INC.
AND
MUFG UNION BANK, N.A.
as Trustee
______________________________________
SUPPLEMENTAL INDENTURE NO. 3
Dated as of March 9, 2018
To
INDENTURE
Dated as of March 15, 2005
______________________________________

THIS SUPPLEMENTAL INDENTURE NO. 3 (this “Supplemental Indenture No. 3”), dated as of March 9, 2018, between PNM RESOURCES, INC., a New Mexico corporation (the “Company”), and MUFG UNION BANK, N.A. (formerly known as Union Bank, N.A.), a national banking association (as ultimate successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
The Company has executed and delivered to the Trustee an Indenture, dated as of March 15, 2005 (the “Base Indenture”), between the Company and the Trustee to provide for the issuance from time to time of one or more series of the Company’s senior notes (the “Notes”).
The Company has executed and delivered to the Trustee a Supplemental Indenture No. 1, dated as of March 30, 2005 (“Supplemental Indenture No. 1”), between the Company and the Trustee, supplemental to the Base Indenture, to establish the form and terms of a series of Notes known as the Company’s Senior Notes, Series A (the “Series A Notes”), and a Supplemental Indenture No. 2, dated as of May 16, 2008 (“Supplemental Indenture No. 2”), between the Company and the Trustee, supplemental to and amendatory of the Base Indenture, in connection with the Successful Remarketing (as defined in Supplemental Indenture No. 2) of the Series A Notes (the Base Indenture, as supplemented and amended by Supplemental Indenture No. 1 and Supplemental Indenture No. 2, the “Indenture”).
Effective as of June 1, 2011, MUFG Union Bank, N.A. (under its then name, Union Bank, N.A.) succeeded to The Bank of New York Mellon Trust Company, N.A. as Trustee. Effective as of October 1, 2006, The Bank of New York Mellon Trust Company, N.A. (under its then name, The Bank of New York Trust Company, N.A.) succeeded to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), as Trustee.
Pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Notes to be designated as its “3.250% Senior Notes due 2021” (the “2018 Notes”), the form and terms of such 2018 Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 3.
Section 9.01 of the Base Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the purposes as provided in Section 9.01 of the Base Indenture, and the Company desires to establish the forms and terms of Notes of a series as permitted by Section 2.01 and Section 3.01 of the Base Indenture and to add to or change certain of the provisions to the Base Indenture.
The Company has requested that the Trustee join in the execution and delivery of this Supplemental Indenture No. 3, and all requirements necessary to make this Supplemental Indenture No. 3 a valid, binding and enforceable instrument in accordance with its terms, and to make the 2018 Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been satisfied and performed, and the execution and delivery of this Supplemental Indenture No. 3 has been duly authorized in all respects.
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01    This Supplemental Indenture No. 3 constitutes an integral part of the Indenture.
Section 1.02    For all purposes of this Supplemental Indenture No. 3:
(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Indenture;
(b)    a term defined anywhere in this Supplemental Indenture No. 3 has the same meaning throughout;
(c)    the singular includes the plural and vice versa; and
(d)    headings are for convenience of reference only and do not affect interpretation.
ARTICLE 2

GENERAL TERMS AND CONDITIONS OF
THE 2018 NOTES
Section 2.01    There shall be and is hereby authorized a series of Notes designated the “3.250% Senior Notes due 2021”. The 2018 Notes shall initially be authenticated and delivered in the aggregate principal amount of $300,000,000. The 2018 Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on March 9, 2021. The Company may issue, without the consent of the Holders of the 2018 Notes, additional 2018 Notes from time to time in accordance with Section 4.01 hereof. Any such additional 2018 Notes shall have identical terms as the 2018 Notes, unless otherwise determined by the Company with respect to their original date of issuance, their original interest accrual date, and their original Interest Payment Date (as hereinafter defined), provided that if such additional 2018 Notes are not fungible with the 2018 Notes initially authenticated and delivered for U.S. federal income tax purposes, such additional 2018 Notes will be issued with a separate CUSIP number. Any such additional 2018 Notes, together with the other 2018 Notes, shall constitute a single series for purposes of the Indenture.
Section 2.02    The 2018 Notes shall be issued in fully registered form without coupons, initially as one or more Global Notes to and registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), as Depositary therefor. Any 2018 Notes to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth in the second paragraph at the top of the form of 2018 Note in Article III hereof (in addition to that set forth in Section 2.04 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each such Global Note may be exchanged in whole or in part for a 2018 Note registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in Clause (2) of the last paragraph of Section 3.05 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.05 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee.
Section 2.03    Each 2018 Note will bear interest at the rate of 3.250% per annum, from March 9, 2018 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually in arrears on March 9 and September 9 in each year (each an “Interest Payment Date”), commencing September 9, 2018 until the principal thereof is paid or made available for payment. The interest so payable on a 2018 Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name such 2018 Note or any Predecessor Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such installment of interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such 2018 Note or any Predecessor Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 2018 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2018 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
The amount of interest payable on the 2018 Notes for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date, Redemption Date or Stated Maturity of any 2018 Note is not a Business Day, then payment of interest or principal (and premium, if any) payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

As used in this Supplemental Indenture No. 3, “Business Day” means any day, other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law, regulation, or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

Section 2.04    Payment of the principal of, and premium, if any, and interest on the 2018 Notes shall be payable, registration of transfer or exchange of the 2018 Notes may be effected, and notices and demands to or upon the Company in respect of the 2018 Notes and the Indenture, as heretofore and hereby supplemented and amended, may be served at the office or agency of the Company maintained for that purpose in the City of Los Angeles, California, which shall be the office of the Trustee located at 445 South Figueroa Street, Suite 401, Los Angeles, California 90071 or at such other office or agency in the City of Los Angeles and State of California as may be designated for such purpose by the Company from time to time; and such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notices and demands to or upon the Company in respect of the 2018 Notes and the Indenture may be served at the office or agency of the Company maintained for that purpose, which initially shall be the Corporate Trust Office of the Trustee.
Section 2.05    The Company may redeem the 2018 Notes at its option, in whole or in part at any time and from time to time prior to the Stated Maturity, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the 2018 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes being redeemed (excluding the portion of any such interest accrued to but excluding the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
For purposes of this Section 2.05, the following terms will have the meanings set forth below.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the 2018 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the 2018 Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average as determined by the Company of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.
“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
The Company will mail or, in the case of 2018 Notes held in the form of global securities, give to DTC or its nominee in accordance with DTC’s applicable procedures, a notice of redemption at least 20 days but not more than 60 days before a Redemption Date to each Holder of 2018 Notes to be redeemed. If less than all of the 2018 Notes are to be redeemed, the Trustee shall select by lot, on a pro-rata basis or in such other manner as it shall deem appropriate and fair, the particular 2018 Notes or portions thereof to be redeemed; provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of 2018 Notes as to which there shall have been no such failure or defect. Such notice may state that such redemption shall be conditional upon receipt by the Paying Agent or Agents for such 2018 Notes, on or prior to the Redemption Date, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such 2018 Notes and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such 2018 Notes. On and after the Redemption Date (unless the Company shall default in the payment of the 2018 Notes or portions thereof to be redeemed at the applicable Redemption Price, together with interest accrued thereon to such date), interest on the 2018 Notes or the portions thereof so called for redemption shall cease to accrue.
The Trustee has no responsibility for any calculation or determination in respect of the establishment of the redemption price of the 2018 Notes and shall be entitled to receive and rely conclusively upon an Officers’ Certificate that states the Redemption Price.
Section 2.06    The 2018 Notes will not be subject to any sinking fund.
Section 2.07    The 2018 Notes are subject to defeasance pursuant to and in accordance with Section 13.02 and Section 13.03 of the Indenture.
Section 2.08    For so long as any 2018 Notes remain outstanding, The Company shall not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary (as defined below) held by the Company or one of its subsidiaries or a Significant Subsidiary (as defined below); provided, that, so long as any Existing Indebtedness (as defined below) includes a Burdensome Agreements Covenant (as defined below), this limitation will not apply in the case of any liens created, incurred, assumed or existing on our property in favor of the agent or the lenders under such Existing Indebtedness
For purposes of this Section 2.08, the following terms will have the meanings set forth below:
“Burdensome Agreements Covenant” means a covenant that restricts the Company and its subsidiaries from entering into any contractual obligation that prohibits the ability of the

Company to create, incur, assume or suffer to exist liens on its property in favor of the agent or the lenders under the Existing Indebtedness.
“Existing Indebtedness” means any instrument or agreement governing indebtedness (including any guarantees) of the Company existing as of the date hereof, including any amendment, restatement, supplement, modification, renewal, replacement in any matter or refinancing thereof in whole or in part from time to time.
“Public Utility Subsidiary” means, at any particular time, a direct or indirect subsidiary of the Company that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.
“Significant Subsidiary” means, at any particular time, any direct subsidiary of the Company whose consolidated gross assets or consolidated gross revenues (having regard to the Company’s direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the Company’s consolidated gross assets or the Company’s consolidated gross revenues.

ARTICLE 3
FORM OF 2018 NOTES
Section 3.01    The 2018 Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the following form:
Form of 2018 Note.
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PNM RESOURCES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Form of Face of 3.250% Senior Notes due 2021.
PNM RESOURCES, INC.
3.250% Senior Notes due 2021

No. ____	$_______________
CUSIP No.
ISIN No.

PNM RESOURCES, INC., a corporation duly organized and existing under the laws of New Mexico (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              Dollars on March 9, 2021 and to pay interest thereon from March 9, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 9 and September 9 in each year, commencing September 9, 2018 at the rate of 3.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Los Angeles, California, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PNM RESOURCES, INC.

By:
Name:
Title:

Form of Trustee’s Certificate of Authentication.
CERTIFICATION OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.
Dated:

MUFG UNION BANK, N.A., as Trustee

By:
Authorized Signatory
Form of Reverse of 3.250% Senior Notes due 2021.
This Note is one of a duly authorized issue of senior notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of March 15, 2005, as supplemented and amended (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and MUFG Union Bank, N.A., a national banking association (formerly known as Union Bank, N.A., as ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Supplemental Indenture No. 3, dated as of March 9, 2018 (the “Supplemental Indenture No. 3”), creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof to be authenticated and delivered in an unlimited aggregate principal amount.
The Company, at its option, may redeem all, or from time to time, any part of the Notes of this series at the then applicable Redemption Price set forth in the Supplemental Indenture No. 3 and upon the other terms and conditions therein and in the Indenture provided.

The Notes of this series will not be subject to any sinking fund.
In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of all series to be affected considered as one class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of all or each series, as the case may be, at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and to waive certain past defaults under the Indenture and their consequences, provided, however, that if any such past default affects more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to waive such past default, and not the Holders of the Notes of any one such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with transfer or exchange.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
As used in this Note, “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law, regulation, or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business. Unless otherwise defined herein, all other terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ARTICLE 4
ORIGINAL ISSUE OF 2018 NOTES
Section 4.01    2018 Notes in the aggregate principal amount of $300,000,000, and additional 2018 Notes as provided in Section 2.01 of this Supplemental Indenture No. 3, may, upon execution of this Supplemental Indenture No. 3, or from time to time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution, under its corporate seal affixed thereto or reproduced thereon attested by its

Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2018 Notes in accordance with a Company Order delivered to the Trustee by the Company, all pursuant to and in accordance with Section 3.03 of the Indenture.
ARTICLE 5
PAYING AGENT AND REGISTRAR
Section 5.01    MUFG Union Bank, N.A. will be the Paying Agent and Note Registrar for the 2018 Notes.
ARTICLE 6
AMENDMENTS
Section 6.01    The Indenture is hereby amended by deleting the defined term “Corporate Trust Office” in Section 1.01 (Definitions) of the Base Indenture in its entirety and replacing it with the following:
“‘Corporate Trust Office’ means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 445 South Figueroa Street, Suite 401, Los Angeles, CA  90071, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).”
Section 6.02    The Indenture is hereby amended by deleting the defined term “Responsible Officer” in Section 1.01 (Definitions) of the Base Indenture in its entirety and replacing it with the following:
“‘Responsible Officer’ means, with respect to the Trustee, any officer assigned to the Corporate Trust Department (or any successor department or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 6.01(c)(2) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.”
Section 6.03    The Indenture is hereby amended by deleting Section 1.05 (Notices, Etc., to Trustee and Company) of the Base Indenture in its entirety and replacing it with the following:
“Section 1.05 Notices, Etc., to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by first-class mail, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:
IF TO THE TRUSTEE, TO:
MUFG Union Bank, N.A.
    445 South Figueroa Street, Suite 401
    Los Angeles, California 90071
    Attention: Corporate Trust
    Fax: (213) 972-5694
    Electronic Mail: CashControlGroup-LosAngeles@unionbank.com

IF TO THE COMPANY, TO:

PNM Resources, Inc.
414 Silver Ave. SW, MS0905
Albuquerque, New Mexico 87102
Attention: Treasurer
Telephone: (505) 241-2691
Fax: (505) 241-4386
Electronic Mail: elisabeth.eden@pnmresources.com

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by first-class mail, on the date of receipt.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.”

Section 6.04    The Indenture is hereby amended by adding the following to the end of Section 1.12 (Governing Law) of the Base Indenture:
“EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The Company irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Notes, and waives any immunity from the jurisdiction of such courts. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Company’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding.”

Section 6.05    The Indenture is hereby amended by deleting “30” in both places it appears Section 2.03 (Form of Reverse of Note) of the Base Indenture and replacing it with “20”.
Section 6.06    The Indenture is hereby amended by deleting the lead-in to clause (d) of Section 3.03 (Execution, Authentication, Delivery and Dating) of the Base Indenture in its entirety and replacing it with the following:
“An Opinion of Counsel stating in effect that:”
Section 6.07    The Indenture is hereby amended by deleting the second and third sentences of the second paragraph of Section 3.09 (Cancellation) of the Base Indenture in their entirety and replacing them with the following:
“The Trustee shall destroy all cancelled Notes held by it and shall deliver a certificate of such destruction to the Company.”

Section 6.08    The Indenture is hereby amended by deleting the lead-in to Section 5.06 (Application of Money Collected) of the Base Indenture in its entirety and replacing it with the following:
“Any money collected by the Trustee pursuant to this Article, or after an Event of Default any money or other property distributable in respect of the Company’s obligations under this

Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes in respect of which or for the benefit of which such monies shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:”

Section 6.09    The Indenture is hereby amended by amending Section 6.03 (Certain Rights of the Trustee) of the Base Indenture as follows:
(a) Deleting the word “and” after clause “(7)” and replacing it with “;”,
(b) Deleting clause “(8)” in its entirety and replacing it with the following:
“(8) the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default with respect to the Notes of any series for which it is acting as Trustee unless (1) a Responsible Officer of the Trustee has actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default from the Company, any other obligor on the Notes or by an Holder of such Notes shall have been received at the Corporate Trust Office by a Responsible Officer of the Trustee and such notice references such Notes and this Indenture;”, and

(c) Adding the following after clause “(8)”:

“(9)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(10)    anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;
(11)    the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and
(12) The Trustee may request from time to time that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.”

Section 6.10    The Indenture is hereby amended by adding the following to Section 6.04 (Not Responsible For Recitals or Issuance of Notes) of the Base Indenture:
“The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.”
Section 6.11    The Indenture is hereby amended by adding the following to be the last paragraph of Section 6.06 (Money Held in Trust) of the Base Indenture:
“The Trustee shall furnish the Company periodic cash transaction statements which include detail for all investment transactions effected by the Trustee or brokers selected by the Company. Upon the Company’s election, such statements will be delivered via the Trustee’s online service and upon electing such service, paper statements will be provided only upon request. The Company waives the right to receive brokerage confirmations of security transactions effected by the Trustee as they occur, to the extent permitted by law. The Company further understands that trade confirmations for securities transactions effected by the Trustee will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.”

Section 6.12    The Indenture is hereby amended by deleting the last sentence of Section 6.07 (Compensation and Reimbursement) of the Base Indenture in its entirety and replacing it with the following:
“The provisions of this Section shall survive the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture and the payment of the Notes and the resignation or removal of the Trustee.”
Section 6.13    The Indenture is hereby amended by deleting the first sentence of Section 11.04 (Notice of Redemption) of the Base Indenture in its entirety and replacing it with the following:
“Except as otherwise specified as contemplated by Section 3.01 for Notes of any series, or Tranche thereof, notice of redemption shall be given by mail to each Holder of Notes to be redeemed at such Holder’s address appearing in the Note Register or, in the case of Global Notes, given to the Depositary or its nominee in accordance with such Depositary’s applicable procedures, in all cases not less than 20 nor more than 60 days prior to the Redemption Date.”
ARTICLE 7
MISCELLANEOUS
Section 7.01    Except as otherwise expressly provided in this Supplemental Indenture No. 3 or in the form of 2018 Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the 2018 Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

Section 7.02    The Indenture, as supplemented and amended by this Supplemental Indenture No. 3, is in all respects ratified and confirmed, and this Supplemental Indenture No. 3 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 7.03    The recitals herein and in the 2018 Notes are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 3 or of the 2018 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2018 Notes or of the proceeds thereof.
Section 7.04    This Supplemental Indenture No. 3 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument
Section 7.05    This Supplemental Indenture No. 3 and the 2018 Notes shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the day and year first above written.

PNM RESOURCES, INC.

By: /s/ Elisabeth Eden ______________________
Elisabeth Eden
Vice President and Treasurer

MUFG UNION BANK, N.A., as Trustee

By: /s/ Timothy P. Miller_____________________
Timothy P. Miller
Vice President